Exhibit 32

SECTION 1350 CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, James T. Hackett, Chairman and Chief Executive Officer of Anadarko Petroleum Corporation (Company) and Robert G. Gwin, Senior Vice President, Finance and Chief Financial Officer of the Company, certify that:

(1)

the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 1, 2010	/s/ JAMES T. HACKETT
James T. Hackett
Chairman and Chief Executive Officer

November 1, 2010	/s/ ROBERT G. GWIN
Robert G. Gwin
Senior Vice President, Finance and
Chief Financial Officer

This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 will be retained by Anadarko and furnished to the Securities and Exchange Commission or its staff upon request.